EXHIBIT 10.2


           Amendment to Long Term Incentive Plan of 1998, as amended

                        (Subject to stockholder approval)

         Effective upon stockholder approval on or before July 25, 2002 of an amendment or amendments to the Plan including the following change, the second sentence of Section 7 of the Plan shall be revised to read as follows:

          "No person may be granted during any 12-month period Options to acquire more than 600,000 shares of Stock under this Plan.